                                                                    Exhibit 99.2

                                POWER OF ATTORNEY

The  undersigned  hereby  appoints  Peter A. Cohen,  Morgan B. Stark,  Thomas W.
Strauss and Jeffrey M. Solomon,  or any of them, his true and lawful attorney-in fact and agent to execute and file with the Securities  and Exchange  Commission any Schedule 13D, Schedule 13G, any settlement agreement,  any amendments to any of the foregoing and any related documentation which may be required to be filed in his individual capacity as a result of the undersigned's beneficial ownership of,  or  participation  in a group  with  respect  to,  securities  directly  or indirectly  beneficially  owned  by  Ramius  Capital  Group,  LLC  or any of its affiliates,  and granting  unto said  attorney-in-fact  and agent full power and authority to do and perform each and every act and thing which he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may  lawfully do or cause to be done by virtue  hereof.  The  authority of
Peter A, Cohen,  Morgan B. Stark,  Thomas W. Strauss and Jeffrey M. Solomon,  or
any of them,  under this Power of Attorney  shall  continue  with respect to the undersigned until the undersigned is no longer required to file Schedule 13Ds or
Schedule 13Gs unless revoked earlier in writing.

Date: August 16, 2007

                          /s/ Peter A. Cohen
                          --------------------------
                          Peter A. Cohen

                          /s/ Morgan B. Stark
                          --------------------------
                          Morgan B. Stark

                          /s/ Jeffrey M. Solomon
                          --------------------------
                          Jeffrey M. Solomon

                          /s/ Thomas W. Strauss
                          --------------------------
                          Thomas W. Strauss